Exhibit 10.4

AMENDMENT 2014-1

TO THE

EMPLOYMENT AGREEMENT

AMENDMENT, dated as of February 28, 2014, between Internet Capital Group Operations, Inc., (the “Company”) and Douglas Alexander (“Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Employment Agreement on April 18, 2007 (such agreement, as amended to date, the “Employment Agreement”), which sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, the Company and Executive desire to amend the Employment Agreement to increase Executive’s target bonus; and

WHEREAS, Section 22 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to a written agreement between the Company and Executive.

NOW, THEREFORE, the Company and the Executive hereby agree that the Employment Agreement shall be amended as follows:

1. The last sentence of Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:

“Executive’s target annual bonus shall be 175% of base salary.”

2. In all respects not modified by this Amendment 2014-1, the Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and the Executive agree to the terms of the foregoing Amendment 2014-1, effective as of the date set forth above.

INTERNET CAPITAL GROUP OPERATIONS, INC.

By:	/s/ Walter W. Buckley, III
Name:	Walter W. Buckley, III
Title:	Chief Executive Officer

EXECUTIVE

/s/ Douglas A. Alexander
Douglas A. Alexander